SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On November 12, 2009 Ronald D. Paul, President and Chief Executive Officer of Eagle Bancorp, Inc. (the “Company”), will participate in a panel discussion on Community Banking in the Mid-Atlantic, at the Sandler O’Neill & Partners East Coast Financial Services Conference.  The panel discussion is scheduled to begin at 7:45 A.M. eastern time, Attached as exhibit 99.1 to this report are computed generated slides reflecting financial information about the Company that Mr. Paul will present at the Conference.

A simultaneous webcast of the panel discussion will be available through the following link: http://www.sandleroneill.com. On the Conferences tab, select View Webcast, under the East Coast Financial Services Conference heading. The link to the webcast will be available until December 13, 2009. The presentation will also be available via audio conference on November 12th by calling Toll Number: 617-614-3670, Passcode: “Session One.”

Mr. Paul will also hold meetings with investors and analysts during which he will present a review of the Company’s financial results, business strategies and trends in the Company’s market.  Attached as exhibit 99.2 to this report are computed generated slides reflecting financial information about the Company that Mr. Paul will present in such meetings.

The information in this Form 8-K, including exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

99.1         Conference Presentation Slides

99.2         Investor Presentation — November 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: November 12, 2009